                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in Eastern Environmental Services, Inc.'s Current Report on Form 8-K dated September 22, 1998 of our reports dated September 30, 1996, with respect to the combined comparative financial statements of Super Kwik, Inc. and Waste Maintenance Services, Inc. included in Eastern Environmental Services, Inc.'s Current Report on Form 8-K dated September 27, 1996 (as amended on Form 8-K/A filed December 9, 1996, June 6, 1997 and July 10, 1997), filed with the Securities and Exchange Commission.


                                 /s/ Bardall, Weintraub P.C.
                                 ---------------------------
                                      BARDALL, WEINTRAUB P.C.


Turnersville, New Jersey
September 21, 1998